UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Unicycive Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40582	81-3638692
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation or organization)		Identification No.)

4300 El Camino Real, Suite 210

Los Alto, CA 94022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 351-4495

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	UNCY	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

The information set forth below in the second paragraph of Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On June 30, 2025, Unicycive Therapeutics, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (FDA) has issued a Complete Response Letter for its New Drug Application (NDA) for oxylanthanum carbonate (OLC) to treat hyperphosphatemia in patients with chronic kidney disease on dialysis. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

While the Company has not finalized its full financial results for the quarter ended June 30, 2025, the Company expects to report that it had approximately $20.7 million of cash and cash equivalents as of June 30, 2025. This estimate is preliminary and is subject to change pending the actual results of, and completion of, the Company’s condensed consolidated financial statements for the quarter ending June 30, 2025. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of June 30, 2025. The Company’s independent registered public accounting firm has not reviewed or performed any procedures with respect to this preliminary information and, accordingly, does not express an opinion or any other form of assurance about them.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Unicycive Therapeutics, Inc. dated June 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2025

UNICYCIVE THERAPEUTICS, INC.

By:	/s/ Shalabh Gupta
Shalabh Gupta
Chief Executive Officer

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